EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the incorporation by reference in the Registration Statements of Ion Networks, Inc. and subsidiaries (the "Company") on Forms S-3 (File Nos. 333-09507, 333-85693 and 333-50246) and Forms S-8 (File Nos.
333-61837, 333-14681 and 333-76809) of our report dated June 28, 2001 relating to the consolidated financial statements, which appears in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2001.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 28, 2001